UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 East Kendall Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)(i) AVEO Pharmaceuticals, Inc. (the “Company”) has an annual cash incentive program, which is designed to provide cash bonus awards to the Company’s employees, including the Company’s executive officers. On January 29, 2014, the independent members of the Board of Directors (the “Independent Board Members”) of the Company, upon the recommendation of the Company’s compensation committee (the “Compensation Committee”), established 2014 annual base salaries (which represents no increase from 2013 for the Company’s Chief Executive Officer, Tuan Ha-Ngoc and a 3% increase from 2013 for the Company’s Chief Business Officer, Michael Bailey and the Company’s Chief Medical Officer, William Slichenmyer) and 2014 target annual cash incentive award levels (expressed as a percentage of each executive’s 2014 annual base salary), as set forth below:

Name	2014 Annual Base Salary	Target Cash Incentive Award as a Percentage of 2014 Annual Base Salary (%)
Tuan Ha-Ngoc, President and Chief Executive Officer	$567,875	65%
Michael Bailey, Chief Business Officer	$361,611	40%
William Slichenmyer, Chief Medical Officer	$401,549	40%

Although they have determined the target annual cash incentive award levels for each executive officer named above, the Compensation Committee and Independent Board Members have not yet determined the corporate and individual goals for the fiscal year ending December 31, 2014. The Company will report such goals in a future filing with the Securities and Exchange Commission once they are so determined. After the end of the 2014 fiscal year, the Compensation Committee and the Independent Board Members will evaluate the performance of the Company and each executive officer against such goals and will determine the annual cash incentive awards, if any, to be granted.

(ii) On January 29, 2014, the Independent Board Members, upon the recommendation of the Compensation Committee, approved the grant of two cash retention payments as a retention incentive (the “2014 Cash Retention Awards”) to each of the Company’s executive officers, other than Mr. Ha-Ngoc, including the Company’s other named executive officers, Mr. Bailey and Dr. Slichenmyer.

Each cash retention payment shall be equal to twenty percent (20%) of the executive officer’s base pay. Provided that the applicable executive officer continues to be employed by the Company on such date and otherwise subject to the terms of the executive officer’s Severance Agreement with the Company, as amended (as described below), the payments shall be made on each of June 1, 2014 and June 1, 2015 (each, a “Cash Retention Payment Date”).

On February 4, 2014, the Company entered into Letter Agreements with each of its executive officers, including its named executive officers, other than Mr. Ha-Ngoc, setting forth the terms of the cash retention payments, including provisions for the payment of a pro-rated portion of these grants in the event the executive officer’s employment is terminated without cause, due to a disability or for good reason prior to the applicable Cash Retention Payment Date.

Additional information regarding the compensation of the Company’s executive officers will be included in the Company’s proxy statement to be filed in connection with its 2014 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: February 4, 2014

By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc
President and Chief Executive Officer